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                                                                      EXHIBIT 99

STORAGE COMPUTER COMPLETES CYBERSTORAGE SYSTEMS ACQUISITION


MERGER TO ENABLE STORAGE COMPUTER CORPORATION TO CREATE NEW OPPORTUNITIES WITH THE COMBINED STORAGE COMPUTER/CYBERSTORAGE SYSTEMS PRODUCT LINES

NASHUA, N.H.--(BUSINESS WIRE)--Sept. 14, 2000-- Storage Computer Corporation (AMEX:SOS), a leading worldwide provider of high-performance storage, today announced that it has completed the acquisition of CyberStorage Systems Corporation, in exchange for 2,200,000 shares of the company's common stock. In connection with the closing, John Thonet, Chief Executive Officer and Chairman of the Board of Directors of Cyber Storage, was named Executive Vice President and Chief Operating Officer of Storage Computer Corporation, and was also named to Storage Computer Corporation's Board of Directors. Other terms of the transaction were not disclosed.

     Chairman and CEO of Storage Computer, Ted Goodlander commented, "The Company is excited about the synergies that this merger has created, enabling us to extend, accelerate and improve our product line capabilities to our customers, immediately. Additionally, we are also acquiring several loyal customer relationships that CyberStorage has developed. Most importantly, we are attaining the services of the extremely talented personnel of CyberStorage. This match has made great sense for both companies to move forward in addressing the high bandwidth and high performance requirements of the customers in today's storage solution marketplace. Together, our combined companies should be able to offer "best of breed" products, in several emerging storage market areas."

     Edward Gardner, President of Storage Computer Corporation stated, "The combined operations create a company with many talented individuals having vast and varying experience in the high technology arena. This combined talent and experience in the newly formed organization should dramatically increase the Company's ability to capitalize on its business opportunities, to react quickly to changing market conditions, and to retain its focus in carrying out its objective of building a profitable core business." According to John Thonet, "The merger will enable the combined companies to capitalize on, and effectively penetrate several major market opportunities, presently available to us. Going forward, the dynamics and potential capability of a merged product, which would include many of the features of Storage Computer's comprehensive storage operating system ("SOS") software solutions and CyberStorage's CyberBorg high bandwidth storage solutions, is exciting to us and should enable us to complement our leadership in performance with an expansive, new robustness, to leapfrog the offerings of all vendors in the storage arena. As such, both companies are looking forward to the working together on the opportunities that the merged company creates in becoming the technology and market leader for emerging storage solutions."

About Storage Computer

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     Storage Computer Corporation develops and manufactures software-driven multi-host storage solutions used to drive core business applications. Storage Computer solves its customer's business problems through its StorageSuite(TM) product line and patented OmniRAID and OmniFORCE storage software. Storage Computer Corporation is a publicly held company traded on the American Stock Exchange under the symbol SOS. The Company's worldwide headquarters are in Nashua, New Hampshire, with subsidiaries and distribution in over 30 countries. Company information may be found on the World Wide Web at www.storage.com.

     The Private Securities Litigation Reform Act of 1995 contains certain safe harbors regarding forward-looking statements. From time to time, information provided by the Company or statements made by its directors, officers or employees may contain `forward-looking' information, which involve risk and uncertainties. Any statements in this report that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and the growth of the Company's market and customers, the Company's objectives and plans for future operations, possible acquisitions and the Company's expected liquidity and capital resources, and the possible outcome of litigation. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the Company's products and services, the rate of growth in the industries of the Company's customers; the presence of competitors with greater technical, marketing and financial resources; the Company's ability to promptly and effectively respond to technological change which meets evolving customer needs; capacity and supply constraints or difficulties; and the Company's ability to successfully integrate new operations. Storage Computer and RAID 7 are registered trademarks; and OmniRAID Server, OmniRAID SuperServer, and OmniForce are trademarks of Storage Computer Corporation. All other trademarks and registered trademarks are the properties of their respective holders.

CONTACT:

     Director, Investor Relations
     Storage Computer Corporation
     (603) 880-3005 ext. 303
     ir@storage.com
      or
     Rob Morton
     PAN Communications, Inc.
     (978) 474-1900
     rmorton@pancomm.com